UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 19, 2010

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 19, 2010, Meritage Homes Corporation (the “Company”) entered into amended and restated employment agreements and an amended and restated change of control agreements with each of Steven J. Hilton, its Chairman and CEO, Larry W. Seay, its Executive Vice President and Chief Financial Officer, C. Timothy White, its Executive Vice President and General Counsel, and Steven Davis its Executive Vice President—Chief Operating Officer.

Following is a description of the key provisions of the agreements.  Copies of each of the agreements are filed as exhibits to this Form 8-K and incorporated by reference herein.

Employment Agreements

Effective Date:	January 1, 2010

Expiration Date:	December 31, 2012

Renewal Provisions:

Each agreement is subject to automatic one year renewal provisions, unless on or before August 31, 2012 (or August 31 of any renewal term), the executive or the Company notifies the other that it wishes to terminate the agreement.

Base Salary:	Steven J. Hilton	$1,017,500
	Larry W. Seay	$500,000
	C. Timothy White	$525,000
	Steven Davis	$500,000

Other Benefits:	Each agreement provides that the executive is entitled to such other benefits as are regularly provided by the Company to its management (e.g., health and life insurance) and the following items:

•      For Steven J. Hilton, payments to purchase a $5 million life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, use of any airplane owned or leased by the Company for business use purposes only, and use of a Company-provided automobile.

•      For Larry W. Seay, C. Timothy White and Steven Davis, an automobile allowance of $1,200 per month and a $3 million term life insurance policy (maximum contribution by the Company towards annual premium of $20,000).

Annual Incentive Cash Bonus:

Each employment agreement provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  In 2010, each executive is entitled to a bonus equal to a percentage of EBITDA (as set forth below which varies by executive) if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional percentage of EBITDA (as set forth below which varies by executive) if the Company’s return on equity is in the top half of these public homebuilders.  If either measurement falls within the 33% to 49% percentile, the bonus shall be calculated as a lower percentage of EBITDA (as set forth below which varies by executive) for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement.

For purposes of determining the executive’s formula bonuses, EBITDA excludes impairments, one-time bond, refinancing, offering, significant litigation, settlement payments, by the Company and similar costs associated with one-time extraordinary events as well as the deductions relating to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel.

The following matrix sets forth the applicable EBITDA bonus percentages for each executive:

	Executive
Measurement Criteria	Steven J. Hilton	Larry W. Seay	C. Timothy White	Steven Davis
	Bonus as a Percentage of EBITDA
Company’s Return on Assets*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

Company’s Return on Equity*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

*Compared to public homebuilders having revenues of $500 million or more.

In addition, the Board of Directors at its discretion may award a subjective bonus to each executive.

Equity Awards:	Each employment contemplates that for years after 2011, the executive will receive an option to purchase shares of Company stock as follows:

—Steven J. Hilton, a minimum of 90,000 shares**
—Larry W. Seay, a minimum of 36,667 shares**
—C. Timothy White, a minimum of 15,000 shares**
—Steven Davis, a minimum of 15,000 shares**

**          Or such other equivalent number of shares subject to full value awards as the Compensation Committee determines it its discretion.

Severance Benefits:

Each employment agreement also provides the executive with severance benefits in certain situations upon his termination of employment.  Following is a summary the potential severance payments and benefits depending on the reason for termination.  The terms “Good Reason” and “Cause” are defined in each employment agreement.

Voluntary termination by executive without Good Reason.

If Steve Hilton voluntarily terminates his employment with the Company without Good Reason, he will be entitled to receive from the Company (i) his base salary through the date of termination and (ii) a $5 million severance payment in monthly installments of $208,333.33 over a period of two years.

If Larry Seay, C. Timothy White or Steven Davis voluntarily terminates his employment with the Company without Good Reason, he will be entitled to receive from the Company his base salary through the date of termination.

Voluntary termination by executive with Good Reason.

If any executive voluntarily terminates his employment with Good reason, he will be entitled to receive from the Company (i) his base salary through the date of termination and any bonus earned in a previous year but not yet paid, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to sum of (x) two times the executive’s base salary on the date of termination and (y) two times the higher of (I) the executive’s actual bonus compensation* earned for the two years prior to termination and (II) the annual bonus paid to the executive in the year preceding the date of termination; provided, however, with respect to (a) Mr. Hilton, his severance payment shall not be less than $5 million and shall not exceed $10 million, (b) the severance payment for Messrs. Seay, White and Davis shall not exceed $3 million, and (c) if Mr. White is terminated during the last six months of the Company’s fiscal year, he will be paid a pro rata bonus for that fiscal year.

*Bonus compensation is determined as the greater of (i) the actual bonus paid to the executive or (ii) the actual stock price on the day of grant of the shares of the restricted stock, stock options and other equity awards that become vested in such year of termination.

In addition, any restricted stock, options and other equity-based awards shall become immediately accelerated and fully vested and exercisable and all restrictions on restricted stock awards shall immediately lapse.

Termination by the Company without Cause.

If the Company terminates the executive without Cause, each executive will be entitled to receive from the Company (i) his base salary through the date of termination and any bonus earned in a previous year but not yet paid, and, if such termination occurs during the final six months of the fiscal year, a pro rata portion of the bonus then in effect for that year, (ii) reimbursement of COBRA premiums and (iii) a severance payment as follows:

•      For Steven J. Hilton, the sum of (x) two times Mr. Hilton’s base salary on the date of termination and (y) two times his average bonus compensation* earned for the two years prior to termination; provided, however, Mr. Hilton’s severance payment shall not be less than $5 million and shall not exceed $10 million.

•      For Larry W. Seay, C. Timothy White and Steven Davis, sum of (x) one times the executive’s base salary on the date of termination and (y) one times his actual bonus compensation* earned for the two years prior to termination; provided, however (a) the severance payment for Messrs. Seay and Davis shall not exceed $2 million, and (b) Mr. White’s severance payment shall not be less than $1.25 million for a termination in 2010 or $1 million for a termination in 2011, but in no event shall the amount exceed $2 million.

*Bonus compensation is determined as the greater of (i) the actual bonus paid to the executive or (ii) the actual stock price on the day of grant of the shares of the restricted stock, stock options and other equity awards that become vested in such year of termination.

In addition, any restricted stock, options and other equity-based awards shall become immediately accelerated and fully vested and exercisable and all restrictions on restricted stock awards shall immediately lapse.

Termination by the Company for Cause.

If the Company terminates any executive’s employment for Cause, the executive will be entitled to receive only his base salary through the date of termination and any bonus earned in a previous year but not yet paid.

Other Provisions:

Each employment agreement includes customary non-compete and non-solicitation provisions and a provision for the clawback (or offset) of incentive bonuses to the extent any financial results are misstated as the result of the executive’s willful misconduct or gross negligence.

Change of Control Agreements

Effective Date:	January 1, 2010

Termination Date:	Effective so long as executive is employed by the Company

Triggering Event:

Pursuant to each executive’s change of control agreement, each executive is entitled to severance benefits if (i) his employment is terminated by the Company without Cause at any time within 90 days prior to or within two years following a Change of Control or (ii) the executive terminates his employment for Good Reason at any time within two years following a Change of Control.

The terms “Good Reason”, “Cause” and “Change of Control” are defined in each change of control agreement.

Severance Payment

For Steven J. Hilton, the severance payment is equal to the sum of (i) three times the higher of (x) Mr. Hilton’s annual base salary on the date of termination or (y) his base salary on the date preceding the change of control and (ii) three times the highest of (x) Mr. Hilton’s average annual incentive compensation* for the two years prior to termination of employment or (y) his annual incentive compensation* for the two years preceding the year in which the change of control occurred.

For Larry W. Seay, C. Timothy White and Steven Davis, the severance payment is equal to the sum of (i) two times the higher of (x) the executive’s annual base salary on the date of termination or (y) the executive’s base salary on the date preceding the change of control and (ii) two times the highest of (x) the executive’s average annual incentive compensation* for the two years prior to termination of employment or (y) the executive’s annual incentive compensation* for the two years preceding the year in which the change of control occurred (for Mr. Seay) and the year preceding the year in which the termination occurred (for Messrs. White and Davis).

*Incentive compensation is determined as the sum of (a) the actual incentive compensation paid to executive or (b) the fair market value of the shares of restricted stock options and other equity-based awards (determined as of the time of grant) that become vested in such year of termination.

Other Matters Regarding the Agreements

All severance payments under the employment agreements and change of control agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company.

Each executive’s employment agreement change of control agreement is structured so that the executive is entitled to the greater benefit under the two agreements, but is not entitled to duplicative benefits.

Each of the employment agreements and change of control agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1         Third Amended and Restated Employment Agreement between the Company and Steven J. Hilton

10.2         Third Amended and Restated Employment Agreement between the Company and Larry W. Seay

10.3         Amended and Restated Employment Agreement between the Company and C. Timothy White

10.4         Amended and Restated Employment Agreement between the Company and Steven Davis

10.5         Third Amended and Restated Change of Control Agreement between the Company and Steven J. Hilton

10.6         Third Amended and Restated Change of Control Agreement between the Company and Larry W. Seay

10.7         Amended and Restated Change of Control between the Company and C. Timothy White

10.8         Amended and Restated Change of Control Agreement between the Company and Steven Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 20, 2010

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer